   AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 25, 2000
                                                   REGISTRATION NO. 333-________

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                              THE DIAL CORPORATION
             (Exact name of registrant as specified in its charter)

               DELAWARE                                   51-0374887
   (State or other jurisdiction of                    (I.R.S. Employer
    incorporation or organization)                  Identification Number)

                           15501 NORTH DIAL BOULEVARD
                         SCOTTSDALE, ARIZONA 85260-1619
             (Address of registrant's principal executive offices)

                 THE DIAL CORPORATION CAPITAL ACCUMULATION PLAN
                            (Full title of the plan)

                           CHRISTOPHER J. LITTLEFIELD
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                              THE DIAL CORPORATION
                           15501 NORTH DIAL BOULEVARD
                         SCOTTSDALE, ARIZONA 85260-1619
                                 (480) 754-3425
           (Name, address, and telephone number of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                             PROPOSED MAXIMUM    PROPOSED MAXIMUM
           TITLE OF SECURITIES              AMOUNT TO BE      OFFERING PRICE         AGGREGATE           AMOUNT OF
            TO BE REGISTERED               REGISTERED (1)     PER SHARE (2)     OFFERING PRICE (2)   REGISTRATION FEE
            ----------------               --------------     -------------     ------------------   ----------------
Common Stock, par value $.01 per share        1,500,000          10.6875           $16,031,250            $4,233



(1) Includes an indeterminate number of shares of Common Stock that may be issuable by reason of stock splits, stock dividends or similar transactions in accordance with Rule 416 under the Securities Act of 1933. This Registration Statement also pertains to rights to purchase shares of Junior Participating Preferred Stock of the Registrant (the "Rights"). One Right is included with each share of Common Stock. Until the occurrence of certain prescribed events, the Rights are not exercisable, are evidenced by the certificates for the Common Stock and will be transferred along with and only with such Common Stock. Thereafter, separate Rights certificates will be issued representing one Right for each share of Common Stock held, subject to adjustment pursuant to antidilution provisions.

(2) Pursuant to Rule 457(c) and (h), estimated on the basis of the average of the high and low sales prices of a share of Common Stock on the New York Stock Exchange on September 20, 2000.

Note: Pursuant to Rule 416(c) under the Securities Act of 1933, this Registration Statement also covers an indeterminate amount of interests to be offered and sold pursuant to The Dial Corporation Amended and Restated 401(k) Plan for Hourly Employees.

                                EXPLANATORY NOTE

         This Registration Statement is filed pursuant to Instruction E to Form S-8 to register additional Common Stock issuable under Registrant's Capital Accumulation Plan.

         Pursuant to Instruction E to Form S-8, the Registrant hereby incorporates by reference into this Registration Statement the contents of the Registrant's Registration Statement on Form S-8 (File No. 333-10149) and all post-effective amendments thereto.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

         ITEM 8.  EXHIBITS

         EXHIBIT NO.                DESCRIPTION OF EXHIBIT
         -----------                ----------------------
         4.1               --       Restated Certificate of Incorporation of the
                                    Company filed as Exhibit 3(a) to the Form
                                    10.*

         4.2               --       Bylaws of the Company filed as Exhibit 3(b)
                                    to the Form 10-Q for the quarter ended July
                                    4, 1998.*

         4.3               --       Form of Rights Agreement between the Company
                                    and the Rights Agent named therein filed as
                                    Exhibit 4 to the Form 10.*

         4.4               --       The Dial Corporation Capital Accumulation
                                    Plan.

         5                 --       Opinion of counsel as to the legality of
                                    obligations and securities offered under the
                                    Plan.

         23.1              --       Consent of Deloitte & Touche LLP.

         23.2              --       Consent of counsel (included on Exhibit 5
                                    hereto).

         24                --       Power of Attorney (included on signature
                                    page of this Registration Statement).

         *Incorporated herein by reference.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Scottsdale, State of Arizona, on September 25, 2000.

                                    THE DIAL CORPORATION


                                    /s/ Herbert M. Baum
                                    -------------------
                                    By:   Herbert M. Baum
                                    Its:  Chairman of the Board, President and
                                          Chief Executive Officer

                                POWER OF ATTORNEY

         Each person whose individual signature appears below hereby authorizes Herbert M. Baum and Conrad A. Conrad and each of them as attorneys-in-fact, with full power of substitution and resubstitution, to execute in the name and on behalf of such person, individually and in each capacity stated below, and to file, any and all amendments to this Registration Statement, including any and all post-effective amendments, as fully as such person could do in person, hereby verifying and confirming all that such attorneys-in-fact, or their substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on September 25, 2000.

               SIGNATURE                                                               TITLE
               ---------                                                               -----
                                                                         Chairman of the Board, President and
/s/ Herbert M. Baum                                                      Chief Executive Officer
--------------------------------------
Herbert M. Baum


                                                                         Senior Vice President and
/s/ Conrad A. Conrad                                                     Chief Financial Officer
--------------------------------------
Conrad A. Conrad


/s/ Joy A. Amundson                                                      Director
--------------------------------------
Joy A. Amundson


/s/ Joe T. Ford                                                          Director
--------------------------------------
Joe T. Ford

/s/ Thomas L. Gossage                                                    Director
--------------------------------------
Thomas L. Gossage


/s/ Donald E. Guinn                                                      Director
--------------------------------------
Donald E. Guinn


/s/ James E. Oesterreicher                                               Director
--------------------------------------
James E. Oesterreicher


/s/ Michael T. Riordan                                                   Director
--------------------------------------
Michael T. Riordan


/s/ Barbara S. Thomas                                                    Director
--------------------------------------
Barbara S. Thomas


/s/ Salvador M. Villar                                                   Director
--------------------------------------
Salvador M. Villar

Constituting a majority of the Board of Directors.


         Pursuant to the requirements of the Securities Act of 1933, the committee that administers the Plan has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Scottsdale, State of Arizona, on September 25, 2000.




/s/ Mark R. Shook
--------------------------------------
Mark R. Shook


/s/ Bernhard J. Welle
--------------------------------------
Bernhard J. Welle


/s/ Jeffrey S. Weiss
--------------------------------------
Jeffrey S. Weiss

                                INDEX TO EXHIBITS

         EXHIBIT NO.                DESCRIPTION OF EXHIBIT
         -----------                ----------------------
         4.1               --       Restated Certificate of Incorporation of the
                                    Company filed as Exhibit 3(a) to the Form
                                    10.*

         4.2               --       Bylaws of the Company filed as Exhibit 3(b)
                                    to the Form 10-Q for the quarter ended July
                                    4, 1998.*

         4.3               --       Form of Rights Agreement between the Company
                                    and the Rights Agent named therein filed as
                                    Exhibit 4 to the Form 10.*

         4.4               --       The Dial Corporation Capital Accumulation
                                    Plan.

         5                 --       Opinion of counsel as to the legality of
                                    obligations and securities offered under the
                                    Plan.

         23.1              --       Consent of Deloitte & Touche LLP.

         23.2              --       Consent of counsel (included on Exhibit 5
                                    hereto).

         24                --       Power of Attorney (included on signature
                                    page of this Registration Statement).

         *Incorporated herein by reference.